EXHIBIT 7


         CONDITIONAL SALE AND PURCHASE AGREEMENT entered into by and between INDUSTRIAS Q.A.I., S.A. DE C.V., herein represented by Mrs. Philis Mollan
Bromfman, in her capacity as Sole Administrator, (hereinafter referred to as "QAI"), by Mrs. OPAL ELIZABETH SIMMONS WHEELER, on her own behalf, and Mr. ROBERT HARVEY GIVEN TRACKMAN, on his own behalf, (hereinafter jointly referred to as "SELLERS"), and by REFRIGERATION TECHNOLOGY, INC. herein represented by Mr. THEO MULLER, in his capacity as SOLE DIRECTOR, (hereinafter referred to as "REF-TECH"), pursuant to the following Recitals and Clauses:

                                    RECITALS
I.       QAI hereby declares that:

         a) It is a corporation duly incorporated and existing pursuant to the laws of the Republic of Mexico, with its domicile in Ciudad Juarez, Chihuahua.

         b) It operates as an in-bond manufacturing corporation in Ciudad Juarez, Chihuahua, and its owns and/or operates all of the Assets included in the list attached hereto as Exhibit "A" (hereinafter referred to as the "Assets").

         c) The Assets have been temporarily imported under the In-Bond Manufacturing Program of Mexico (hereinafter referred to as the "Maquiladora Program"), and are used in the manufacture of air conditioning equipment and other related products, which are exported from Mexico.

         d) It wishes to sell and/or transfer under the terms and conditions hereof the Assets to REF-TECH or to a Mexican company to be incorporated by REF-TECH (hereinafter referred to as "NEWCO").

II.      SELLERS hereby declare that:

         a) They are individuals of United States nationality, with their principal place of business in El Paso, State of Texas.

         b) They own all of the issued and outstanding shares of QAI, (hereinafter referred to as the "Shares").

         c) They wish to sell, under the terms and conditions hereof, the Shares to REF-TECH.

III.     REF-TECH hereby declares that:

         a) It is a corporation incorporated and existing pursuant to the laws of the State of Delaware, United States of America, with its principal place of business in Darien, State of Connecticut, United States of America.



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                                        2

         b) It wishes to either buy the Shares, or create a new Mexican company (hereinafter referred to as "NEWCO"), to which the Assets currently operated by QAI will be transferred, under the terms and conditions hereof.

IV.      The parties hereby declare that:

                  There has been no error,  bad faith or duress amongst them.

         IN VIEW OF THE FOREGOING, the parties agree on the following:

                                    ARTICLES

ARTICLE 1. - SALE AND PURCHASE OF SHARES.
----------------------------------------

         Subject to the condition of REF-TECH carrying out a due diligence review of QAI, and being satisfied as to the operations carried out by said company and the liabilities assumed or incurred by QAI, REF-TECH will acquire from SELLERS the Shares, for a price equal to the book value of the Shares (net worth of QAI once all liabilities are deducted from the value of assets divided by the number of Shares), or the amount of $1,000.00 (ONE THOUSAND PESOS 00/100) Mexican currency, whichever is higher.

         The SELLERS hereby deliver to Mr. Terry Johnson, in his capacity as Escrow Agent, stock certificates numbers 1 through 10, representing the Shares, which have been endorsed by SELLERS, and which will be delivered by Mr. Johnson to REF-TECH in the event that REF-TECH decides to acquire the Shares.

ARTICLE 2. - TRANSFER OF OPERATIONS.-
-----------------------------------

         In the event that after carrying a due diligence review, REF-TECH decides that it does not wish to acquire the Shares, but rather, that it will incorporate NEWCO and transfer the Assets and operations currently performed by QAI to NEWCO, then QAI commits to undertake all steps which may be necessary in order to transfer such operations, including but not limited to executing an Employer Substitution Agreement with NEWCO and notifying each and everyone of the employees of such substitution, as provided by Article 41 of the Federal Labor Law, signing an Assignment Agreement of the facilities currently leased by QAI, requesting the authorization to transfer the

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                                        3

Maquila Program from QAI to NEWCO from the Ministry of Commerce and Industrial Development and providing all information which may be necessary for NEWCO to be in full compliance with Mexican Law.

         In the event that REF-TECH decides to transfer the operations and Assets to NEWCO, then NEWCO will pay to QAI a consideration equal to the book value of the Assets owned by QAI.

ARTICLE 3. - TRANSITION PERIOD.-
------------------------------

         From February 20, 1997 until the time that REF-TECH either buys the Shares or transfers the operations and Assets from QAI to NEWCO, as the case may be, REF-TECH will have the authority to manage QAI, for which purpose, SELLERS and QAI commit to grant an irrevocable power of attorney for lawsuits and collections, acts of management, to sign negotiable instruments and to grant other powers of attorney, to the individual designated by REF-TECH.

ARTICLE 4. - TAXES.-
------------------

         All taxes triggered by the transfer of Shares and/or the transfer of operations and Assets from QAI to NEWCO, will be paid by the party which may correspond in accordance with the applicable legal provisions.

ARTICLE 5. - TERM.-
-----------------

         REF-TECH will have a term of 60 (sixty) days counted from the date of execution hereof, to decide whether to acquire the Shares or transfer the operations from QAI to NEWCO. At such time, REF-TECH will notify SELLERS and QAI of its decision.

         In the event that REF-TECH decides to acquire the Shares, then the sale must be completed (delivery of the Shares by Mr. Johnson to REF-TECH and of the price by REF-TECH to SELLERS), within a term 3 (three) days from the date that REF-TECH notifies the other parties of its decision.

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                                        4

         In the event that REF-TECH decides to incorporate NEWCO and to transfer the operations from QAI to NEWCO, then such transfer will be completed within a term of 120 (one hundred and twenty) days after REF-TECH notifies the other parties of its decision.

ARTICLE 6. - NON-COMPETE.-
------------------------

         SELLERS hereby commit not to either directly or indirectly compete or engage in manufacturing of air conditioning equipment and related products, for a term of 5 (five) years, counted from the date of execution hereof.

ARTICLE 7. - ENTIRE AGREEMENT; MODIFICATION.-
-------------------------------------------

         This Agreement and any documents executed in connection herewith constitute the entire Agreement and understanding among the parties to this Agreement and supersedes any and all prior agreements, understandings and arrangements oral or written between the parties with respect to the subject matter hereof except for the Acquisition Agreement of even date hereof entered into by and between REF-TECH and Quality Air, Inc. This Agreement may be modified or amended only by a written instrument executed by all of the parties hereto.

ARTICLE 8. - CAPTIONS.-
---------------------

         Articles, sections and paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way defined, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

ARTICLE 9. - NOTICES.-
--------------------

         Any notices permitted or required to be given under this Agreement shall be deemed given or made upon personal delivery to the person to whom addressed, the day following delivery to a recognized overnight courier service or upon acknowledgment of receipt of any notices delivered by a facsimile machine.

         Notices permitted or required to be given under this Agreement shall be addressed as follows:

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                                        5

QAI:                       INDUSTRIAS Q.A.I., S.A. DE C.V. c/o Quality Air, Inc.
                           301 Antone Street
                           Sunland Park, New Mexico 88063

SELLERS:                   Mrs. OPAL ELIZABETH SIMMONS WHEELER
                           6161 Doniphan #102
                           El Paso, Texas 79932

                           Mr. ROBERT HARVEY GIVEN TRACKMAN
                           4935 Meadow Lark
                           El Paso, Texas 79922

REF-TECH:                  REFRIGERATION TECHNOLOGY, INC.
                           c/o Mr. Theo W. Muller
                           20 Peach Hill Road
                           Darien, Connecticut 06820

ARTICLE 10. - ENFORCEABILITY.-
----------------------------

         If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of the other provisions of this Agreement.


ARTICLE 11. - BINDING EFFECT.-
----------------------------

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, legal representatives and permitted assigns.

ARTICLE 12. - COUNTERPARTS.-
--------------------------

         This Agreement may be executed in one or more counterparts, any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together constitute and the same instrument.

ARTICLE 13. - GOVERNING LAW.-

         For the interpretation and enforcement of this Agreement, the parties submit hereby to the applicable laws and competent courts in Ciudad Juarez, Chihuahua hereby expressly waiving any other jurisdiction which may correspond to them by reason of their present or future domiciles.

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                                        6

         HAVING READ THE FOREGOING, the parties signed this Agreement to their full satisfaction in El Paso, Texas, on February 19, 1997.



              "QAI"                         "REF-TECH"

        INDUSTRIAS Q.A.I.,             REFRIGERATION TECHNOLOGY, INC.
           S.A. DE C.V.

    /s/ Philis Mollan Bromfman         /s/ Theo Muller
    --------------------------------   -------------------------
        Mr. Philis Mollan Bromfman         Mr. Theo Muller
        Sole Administrator                 Sole Director



                                            "SELLERS"



    /s/ Opal Elizabeth Simmons Wheeler     /s/ Robert Harvey Given Trackman
    ----------------------------------     --------------------------------
    Mrs. Opal Elizabeth Simmons Wheeler    Mr. Robert Harvey Given Trackman